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                                                              EXHIBIT 5.1


                                                            (214)740-8675



                                 November 1, 1997


STB Systems, Inc.
1651 North Glenville Drive
Richardson, Texas 75081

    RE:  REGISTRATION OF AN ADDITIONAL 150,000 SHARES OF COMMON STOCK,
         PAR VALUE $.01 PER SHARE, PURSUANT TO A POST-EFFECTIVE AMENDMENT NO. 1 TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8, REGISTRATION
         NO. 33-89460

Gentlemen:

    We have acted as counsel for STB Systems, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Registration Statement"), of 150,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") to be offered to employees of the Company pursuant to the STB Systems, Inc. 1995 Long Term Incentive Plan (as amended and restated effective November 1, 1996) (the "Plan").

    Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Texas Business Corporation Act, we hereby advise you that we are of the opinion that, assuming with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Amended and Restated Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Plan, (iv) no change occurs in the applicable law or the pertinent facts, and (v) the proper grant of options under the Plan, shares of Common Stock purchasable under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.

    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the


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STB Systems, Inc.
November 1, 1997
Page 2


Securities Act of 150,000 shares of Common Stock covered by the Plan. By so consenting, we do not thereby admit that our firm's consent is required by
Section 7 of the Securities Act.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)


                                        By: /s/ JOHN B. MCKNIGHT
                                           -------------------------------
                                           John B. McKnight